Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of HKN Inc. and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  February 24, 2012

Brean Murray Carret Group, Inc.
By: Vicali Services (BVI) Inc.
Its Director
By:   /s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

AEF Finance  Ltd.
By: Vicali Services (BVI) Inc.
Its Director
By:   /s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

Lyford Investments Enterprises Ltd.
By: Vicali Services (BVI) Inc.
Its Director
By:   /s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

UniPureEnergy Acquisition Ltd.
By: Vicali Services (BVI) Inc.
Its Director
By:   /s/ Susan V. Demers
Name: Susan V. Demers
Title: Director

Quadrant Management, Inc.
Its Director
By:   /s/ Marco Vega
Name: Marco Vega
Title: CFO

Wayne Quasha